Exhibit 99.1

Media Contact: Tom Shiel

24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

Feb. 18, 2015

Duke Energy reports 2014 adjusted EPS within guidance range and announces 2015 adjusted EPS guidance range

•	Company achieves adjusted diluted earnings per share (EPS) of $4.55 in 2014, compared to $4.36 in 2013; reported diluted EPS of $2.66 for 2014, compared to $3.76 in 2013

•	Fourth quarter 2014 adjusted diluted EPS of 86 cents, compared to $1.00 for the fourth quarter 2013; fourth quarter 2014 reported diluted EPS of 14 cents, compared to 97 cents in 2013

•	Company establishes 2015 adjusted diluted EPS guidance range of $4.55 to $4.75 and extends its longer-term 4 to 6 percent average annual growth objective in adjusted diluted EPS through 2017

•	After completing a strategic review of International Energy, the company plans to continue to own and operate the business and has developed a plan to access $2.7 billion in undistributed foreign earnings in a tax efficient manner

•	Company in settlement discussions with U.S. government to close the federal grand jury investigation of Duke Energy related to the Dan River spill

CHARLOTTE, N.C. – Duke Energy today announced 2014 full-year adjusted diluted EPS of $4.55, within its adjusted diluted EPS guidance range of $4.50 to $4.65. Adjusted diluted EPS for 2013 was $4.36. Duke Energy’s full-year 2014 reported diluted EPS was $2.66, compared to $3.76 in 2013.

Fourth quarter 2014 adjusted diluted EPS was 86 cents, compared to $1.00 for fourth quarter 2013. Fourth quarter 2014 reported diluted EPS was 14 cents, compared to 97 cents for fourth quarter 2013.

On an adjusted EPS basis during the quarter, Regulated Utilities results were impacted by higher operations and maintenance expenses primarily related to nuclear outage cost levelization in the Carolinas, as well as timing of fossil plant outages. In the non-regulated businesses, higher PJM capacity revenues for the Midwest Generation fleet

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and increased results from the renewables business were offset by lower earnings at International Energy resulting from the widespread drought in Brazil.

The company has completed a strategic review of its International Energy business. As a result, Duke Energy will continue to own, operate and create value with the business. Additionally, a plan has been developed giving the company access to $2.7 billion in foreign earnings through 2022. Reported results for the quarter include a $373 million, or $0.53 per share, tax charge resulting from this plan. This charge has been excluded from the company’s adjusted diluted EPS results for 2014.

Additionally, the company is in settlement discussions with the U.S. government related to the ongoing federal grand jury investigation of the February 2014 Dan River coal ash spill and ash basin operations at other North Carolina coal plants. The company expects a proposed agreement could be reached and filed in the next several days for consideration by the court. If approved, the proposed agreement would resolve the ongoing grand jury investigation of the company’s coal ash basin management. Reported results for the fourth quarter 2014 include a charge of approximately $100 million, or $0.14 per share, related to the company’s assessment of probable financial exposure related to any agreement. This charge has been excluded from the company’s adjusted diluted EPS results for 2014.

“2014 was a year of great accomplishment and challenge,” said President and CEO Lynn Good. “Our system reliably met record customer demands during the 2014 polar vortex. Our teams quickly and safely responded to over 1.7 million customer outages following two major ice storms early in the year.

“We achieved our financial targets for the year and built a platform of growth initiatives to position the company for the future,” Good stated. “We completed the strategic review of our international businesses and entered into an agreement to sell our Midwest commercial generation business. We also strengthened our coal ash management practices in response to the Dan River coal ash incident.

“We believe we are close to an agreement that, if approved by the court, would resolve the U.S. government’s ongoing grand jury investigation into the February 2014 Dan River coal ash spill and ash basin operations at other North Carolina coal plants,” added Good.

The company has set its 2015 adjusted diluted EPS guidance range at $4.55 to $4.75 and updated through 2017 its longer-term 4 to 6 percent average annual growth in adjusted diluted EPS based upon the midpoint of the original 2013 adjusted diluted EPS guidance range of $4.20 to $4.45.

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Business unit results

In addition to the summary business unit discussion below, a comprehensive table of quarterly and year-to-date adjusted earnings per share drivers compared to the prior year are provided on pages 17 and 18.

The discussion below of fourth-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 26 through 29 present a reconciliation of reported results to adjusted results.

Regulated Utilities

Regulated Utilities recognized fourth quarter 2014 adjusted segment income of $551 million, compared to $607 million in the fourth quarter 2013, a decrease of 8 cents per share. These results were driven by higher operations and maintenance expense (-$0.10 per share) primarily due to nuclear outage cost levelization and the timing of fossil plant outages.

Full-year 2014 adjusted segment income for Regulated Utilities was $2,897 million, compared to $2,776 million in 2013, an increase of $0.17 per share.

Increased year-to-date results at Regulated Utilities were primarily driven by:

•	Favorable weather (+$0.20 per share) across Duke Energy’s service territories

•	Higher revenues from increased pricing and riders primarily related to the implementation of revised customer rates, partially offset by higher depreciation and amortization expense (+$0.08 per share)

These favorable drivers were partially offset by:

•	Higher operations and maintenance expense (-$0.10 per share) primarily due to higher storm restoration costs, the timing of fossil plant outages and nuclear outage cost levelization; partially offset by lower employee benefit costs

International Energy

International Energy recognized fourth quarter 2014 adjusted segment income of $72 million, compared to $108 million in the fourth quarter 2013, a decrease of $0.05 per share. These results were driven by unfavorable results in Latin America (-$0.06 per share) primarily due to lower volumes and higher purchased power costs resulting from poor hydrology in Brazil.

Full-year 2014 adjusted segment income for International Energy was $428 million, compared to $408 million in 2013, an increase of $0.03 per share.

International Energy’s improved year-to-date adjusted earnings were driven by:

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•	Stronger results in Latin America (+$0.03 per share) primarily due to a tax benefit resulting from the reorganization of the company’s operations in Chile, offset by lower volumes and higher purchased power costs resulting from poor hydrology in Brazil

•	Higher results at National Methanol Company (+$0.01 per share) due to a prior-year extended planned maintenance outage

These favorable drivers were partially offset by unfavorable foreign currency exchange rates (-$0.03 per share)

Commercial Power

Commercial Power recognized fourth quarter 2014 adjusted segment income of $32 million, compared to a $3 million adjusted segment loss in the fourth quarter 2013, an increase of $0.05 per share.

Commercial Power’s improved quarterly adjusted earnings were primarily driven by:

•	Higher results from the Midwest coal and gas generation fleets (+$0.02 per share) primarily due to higher PJM capacity prices, partially offset by increased outage costs

•	Increased results from the renewables business (+$0.02 per share) due to lower costs and additional renewable investments

Full-year 2014 adjusted segment income for Commercial Power was $109 million, compared to $15 million in 2013, an increase of $0.14 per share.

Commercial Power’s improved year-to-date adjusted earnings were primarily driven by:

•	Higher results from the Midwest coal and gas generation fleets (+$0.10 per share) primarily due to higher PJM capacity prices, partially offset by lower coal margins

•	Increased results from the renewables business (+$0.06 per share) due to higher production of the wind and solar portfolio, lower costs, and additional renewable investments

These results were partially offset by lower earnings from Duke Energy Retail (-$0.03 per share).

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and quarterly income tax levelization adjustments.

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Other recognized a fourth quarter 2014 adjusted net expense of $45 million, compared to net expense of $5 million in the fourth quarter 2013. The $0.06 per share decrease was primarily driven by income tax levelization adjustments.

Full-year 2014 adjusted net expense for Other was $216 million, compared to $119 million for 2013. The $0.15 per share decrease was primarily driven by higher income taxes, including a prior-year state tax benefit.

On a consolidated basis, the company experienced a fourth-quarter 2014 adjusted effective tax rate of approximately 30 percent, compared to approximately 31 percent in the prior year. The company experienced an adjusted effective tax rate of approximately 32 percent for full-year 2014, compared to approximately 33 percent in 2013. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 30 and 31 present a reconciliation of reported effective tax rate to adjusted effective tax rate.

2014 accounting matters

Midwest generation sale

Following the announcement of the sale of the nonregulated Midwest generation business to Dynegy in the third quarter 2014, this business was reclassified as discontinued operations for accounting purposes. Despite this accounting designation, financial results from this business will remain in Duke Energy’s adjusted earnings, adjusted diluted EPS and adjusted segment income until the close of the transaction.

International tax charge

International Energy has declared a taxable dividend of its historical undistributed foreign earnings in the form of a note distribution of $2.7 billion, providing Duke Energy the ability to repatriate up to $2.7 billion of cash from the International operations to the United States in a tax efficient manner. Duke Energy is required to accrue U.S. income taxes on this dividend declaration. U.S. taxes are computed based upon the 35 percent U.S. federal tax rate offset by any applicable foreign tax credits. As a result of the decision to repatriate historical foreign earnings, Duke Energy recognized a $373 million tax charge in the fourth quarter of 2014. This charge is excluded from the company’s adjusted diluted earnings per share results for 2014.

U.S. government grand jury investigation

The company is in settlement discussions with the U.S. government related to the ongoing federal grand jury investigation of the February 2014 Dan River coal ash spill and ash basin operations at other North Carolina coal plants. Reported results for the fourth quarter 2014 include a charge of approximately $100 million, or 14 cents per share, related to the company’s assessment of probable financial exposure related to any agreement. This charge is excluded from the company’s adjusted diluted EPS results for 2014.

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Earnings Conference Call for Analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business updates.

The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-723-9502 in the United States or 719-325-4910 outside the United States. The confirmation code is 1855209. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, Feb. 28, 2015, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 1855209. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for quarterly and full-year results in 2014 and 2013 include:

(In millions, except per-share amounts)	After-Tax Amount	4Q2014 EPS Impact	4Q2013 EPS Impact
Fourth Quarter 2014
• International Tax Adjustment	$(373)	$(0.53)
• Litigation Reserve	$(102)	$(0.14)
• Costs to Achieve, Progress Energy merger	$(20)	$(0.03)
• Discontinued operations (1)(2)	$(18)	$(0.02)
Fourth Quarter 2013
• Costs to achieve, Progress Energy merger	$(45)		$(0.06)
• Crystal River Unit 3 Impairment	$(35)		$(0.05)
• Asset Sales	$50		$0.07
• Litigation Reserve	$17		$0.02
• Discontinued operations (1)(3)	$(6)		$(0.01)

Total diluted EPS impact		$(0.72)	$(0.03)

(1)	Reported discontinued operations includes the Midwest generation impairment, the economic hedges (mark-to-market) of Midwest generation, and operating results of the Midwest generation business.

(2)	Represents the Midwest generation operation results reported as discontinued operations of $(0.04) per diluted share, partially offset by tax benefit related to the sale but not reported as discontinued operations of $0.02 per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

(3)	Represents Midwest generation operation results reported as discontinued operations of $(0.02) per diluted share, partially offset by elimination entries of $0.01 per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

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(In millions, except per-share amounts)	After-Tax Amount	2014 EPS Impact	2013 EPS Impact
Full-Year 2014
• International Tax Adjustment	$(373)	$(0.53)
• Costs to achieve, Progress Energy merger	$(127)	$(0.18)
• Litigation Reserve	$(102)	$(0.14)
• Asset Impairments	$(59)	$(0.08)
• Economic Hedges (Mark-to-Market)	$(6)	$(0.01)
• Asset sales	$9	$0.01
• Discontinued operations (1)(2)	$(677)	$(0.96)
Full-Year 2013
• Crystal River Unit 3 Impairment	$(215)		$(0.31)
• Costs to achieve, Progress Energy merger	$(184)		$(0.26)
• Nuclear Development Charges	$(57)		$(0.08)
• Litigation Reserve	$(14)		$(0.02)
• Asset Sales	$50		$0.07
• Discontinued operations (1)(3)	$5		$—

Total diluted EPS impact		$(1.89)	$(0.60)

(1)	Reported discontinued operations includes the Midwest generation impairment, the economic hedges (mark-to-market) of Midwest generation, and operating results of the Midwest generation business.

(2)	Represents reported loss from discontinued operations of $(0.80) per diluted share, the Midwest generation operation results reported as discontinued operations of $(0.16) per diluted share, and elimination entries of $(0.02) per diluted share, partially offset by tax benefit related to the sale but not reported as discontinued operations of $0.02 per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

(3)	Represents reported income from discontinued operations of $0.13 per diluted share, net of the Midwest generation operation results reported as discontinued operations of $(0.11) per diluted share and elimination entries of $(0.02) per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

Reconciliation of reported to adjusted diluted EPS for the quarter:

	4Q2014 EPS	4Q2013 EPS
Diluted EPS, as reported	$0.14	$0.97
Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations (net of tax)	$0.72	$0.03

Diluted EPS, adjusted	$0.86	$1.00

Reconciliation of reported to adjusted diluted EPS for the year:

	2014 EPS	2013 EPS
Diluted EPS, as reported	$2.66	$3.76
Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations (net of tax)	$1.89	$0.60

Diluted EPS, adjusted	$4.55	$4.36

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Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations net of income (loss) attributable to noncontrolling interests, adjusted for dollar and per share impact of mark-to-market impacts of economic hedges in the Commercial Power segment and special items including the operating results of the nonregulated Midwest generation business (Disposal Group) classified as discontinued operations for GAAP purposes. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. As result of the agreement in August of 2014 to sell the Disposal Group to Dynegy, the operating results of the Disposal Group are classified as discontinued operations, including a portion of the mark-to-market adjustments associated with derivative contracts. Management believes that including the operating results of the Disposal Group classified as discontinued operations better reflects its financial performance and therefore has included these results in adjusted earnings and adjusted diluted EPS. Derivative contracts are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately and, if associated with the Disposal Group, classified as discontinued operations, as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Power segment and discontinued operations.

Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income, as discussed below, includes intercompany

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revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for the mark-to-market impacts of economic hedges in the Commercial Power segment and special items, including the operating results of the Disposal Group classified as discontinued operations for GAAP purposes. Management believes the presentation of adjusted segment income as presented provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods. The earnings guidance range assumptions for 2015 include a half-year of earnings contributions from the nonregulated Midwest generation business, which management has entered into an agreement to sell. Irrespective of discontinued operations accounting treatment, operating results from the nonregulated Midwest generation business will be included in Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income until the close of the transaction.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $115 billion in total assets. Its regulated utility operations serve approximately 7.2 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

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Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “outlook,” “guidance,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of the costs and liabilities relating to the Dan River ash basin release and future regulatory changes related to the management of coal ash; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 could prove to be more extensive than is currently identified and all costs may not be fully recoverable through the regulatory process; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency effort and use of alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cyber security threats, data security breaches and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity and

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fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax-free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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December 2014

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per-share amounts and where noted)	2014	2013	2014	2013
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.14	$0.97	$3.46	$3.64
Diluted	$0.14	$0.97	$3.46	$3.63
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$(0.80)	$0.13
Diluted	$—	$—	$(0.80)	$0.13
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.14	$0.97	$2.66	$3.77
Diluted	$0.14	$0.97	$2.66	$3.76
Weighted-Average Shares Outstanding
Basic	707	706	707	706
Diluted	707	706	707	706

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities(a)(b)(c)	$449	$572	$2,795	$2,504
International Energy(d)	(301)	108	55	408
Commercial Power(e)	15	(34)	(55)	(88)

Total Reportable Segment Income	163	646	2,795	2,824
Other Net (Expense) Income(f)(g)(h)	(65)	40	(334)	(238)
Intercompany Eliminations	(3)	(2)	(10)	(12)
Income (Loss) from Discontinued Operations, net of tax	2	4	(568)	91

Net Income Attributable to Duke Energy Corporation	$97	$688	$1,883	$2,665

CAPITALIZATION
Total Common Equity			49%	50%
Total Debt			51%	50%

Total Debt			$42,534	$41,095
Book Value Per Share			$57.82	$58.65
Actual Shares Outstanding			707	706

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,387	$1,476	$4,744	$5,049
International Energy	27	23	67	67
Commercial Power	231	158	555	268
Other	47	43	162	223

Total Capital and Investment Expenditures	$1,692	$1,700	$5,528	$5,607

Note: Prior period activity reflects reclassifications due to the impact of discontinued operations.

(a)	Includes a litigation reserve of $102 million for the three months and year ended December 31, 2014, related to the federal grand jury investigation of the February 2014 Dan River coal ash spill and ash basin operations at other North Carolina coal plants.
(b)	Includes an impairment and other charges of $35 million for the three months ended December 31, 2013 (net of tax of $22 million), and $215 million for the year ended December 31, 2013 (net of tax of $137 million), related to the Crystal River Unit 3 Nuclear Station.
(c)	Includes impairment charges of $57 million for the year ended December 31, 2013 related to nuclear development costs (net of tax of $30 million).
(d)	Includes tax adjustment of $373 million for the three months and year ended December 31, 2014 related to deferred tax impact resulting from a dividend declaration of International Energy historical undistributed earnings.
(e)	Includes an impairment charge of $59 million for the year ended December 31, 2014, related to reducing the carrying value of OVEC to zero, (net of tax of $35 million).
(f)	Includes a gain from asset sales of $65 million for the three months and year ended December 31, 2013 (net of tax of $40 million).
(g)	Includes cost to achieve the Progress merger of $20 million for the three months ended December 31, 2014 (net of tax of $13 million), and $127 million for the year ended December 31, 2014 (net of tax of $78 million).
(h)	Includes cost to achieve the Progress merger of $45 million for the three months ended December 31, 2013 (net of tax of $27 million), and $184 million for the year ended December 31, 2013 (net of tax of $113 million).

December 2014

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except for GWh and MW amounts)	2014	2013	2014	2013
REGULATED UTILITIES
Operating Revenues	$5,197	$5,144	$22,271	$20,910
Operating Expenses(a)(b)(c)	4,219	3,990	17,026	16,126
Gains on Sales of Other Assets, net	2	1	4	7

Operating Income	980	1,155	5,249	4,791
Other Income and Expenses	61	55	267	221
Interest Expense	277	273	1,093	986

Income Before Income Taxes	764	937	4,423	4,026
Income Tax Expense(d)(e)	315	365	1,628	1,522

Segment Income	$449	$572	$2,795	$2,504

Depreciation and Amortization	$684	$628	$2,759	$2,323

Duke Energy Carolinas GWh sales	20,295	20,407	87,645	85,790
Duke Energy Progress GWh sales	15,477	14,443	62,871	60,204
Duke Energy Florida GWh sales	8,652	8,842	38,703	37,974
Duke Energy Ohio GWh sales	5,967	5,990	24,735	24,557
Duke Energy Indiana GWh sales	7,880	8,526	33,433	33,715

Total GWh sales	58,271	58,208	247,387	242,240

Net Proportional MW Capacity in Operation			49,600	49,607

INTERNATIONAL ENERGY
Operating Revenues	$306	$378	$1,417	$1,546
Operating Expenses	247	235	1,007	1,000
(Loss) Gains on Sales of Other Assets, net	(1)	3	6	3

Operating Income	58	146	416	549
Other Income and Expenses	38	30	190	125
Interest Expense	22	26	93	86

Income Before Income Taxes	74	150	513	588
Income Tax Expense(f)	375	38	449	166
Less: Income Attributable to Noncontrolling Interests	—	4	9	14

Segment (Loss) Income	$(301)	$108	$55	$408

Depreciation and Amortization	$23	$25	$97	$100

Sales, GWh	4,815	5,562	18,629	20,306
Proportional MW Capacity in Operation			4,340	4,600

COMMERCIAL POWER
Operating Revenues	$60	$71	$255	$260
Operating Expenses(g)	86	117	441	425
Losses on Sales of Other Assets, net	—	(24)	—	(23)

Operating Loss	(26)	(70)	(186)	(188)
Other Income and Expenses	3	4	18	13
Interest Expense	17	16	58	61

Loss Before Income Taxes	(40)	(82)	(226)	(236)
Income Tax Benefit(h)	(55)	(48)	(171)	(148)

Segment Income (Loss)	$15	$(34)	$(55)	$(88)

Depreciation and Amortization	$22	$27	$92	$110

Actual Coal-fired Plant Production, GWh(i)	—	378	867	1,644
Actual Renewable Plant Production, GWh	1,350	1,349	5,462	5,111

Actual Plant Production, GWh	1,350	1,727	6,329	6,755

Net Proportional MW Capacity in Operation			1,370	2,031

OTHER
Operating Revenues	$26	$38	$105	$175
Operating Expenses(j)(k)	53	73	322	457
Gains (Losses) on Sales of Other Assets, net(l)	4	1	6	(3)

Operating Loss	(23)	(34)	(211)	(285)
Other Income and Expenses	12	124	45	131
Interest Expense	98	108	400	416

Loss Before Income Taxes	(109)	(18)	(566)	(570)
Income Tax Benefit(m)(n)(o)	(47)	(59)	(237)	(335)
Less: Income Attributable to Noncontrolling Interests	3	1	5	3

Segment Net (Expense) Income	$(65)	$40	$(334)	$(238)

Depreciation and Amortization	$32	$33	$118	$135

Note: Prior period activity reflects reclassificaitons due to the impact of discontinued operations.

(a)	Includes a litigation reserve of $102 million for the three months and year ended December 31, 2014, related to the federal grand jury investigation of the February 2014 Dan River coal ash spill and ash basin operations at other North Carolina coal plants.
(b)	Includes pre-tax impairment and other charges of $57 million for the three months ended December 31, 2013, and $352 million for the year ended December 31, 2013, related to the Crystal River Unit 3 Nuclear Station.
(c)	Includes pre-tax impairment charges of $87 million for the year ended December 31, 2013, related to nuclear development costs.
(d)	Includes a tax benefit of $22 million for the three months ended December 31, 2013, and $137 million for the year ended December 31, 2013, on the impairment and other charges related to the Crystal River Unit 3 Nuclear Station.
(e)	Includes a tax benefit of $30 million for the year ended December 31, 2013, on the impairment related to nuclear development costs.
(f)	Includes a tax adjustment of $373 million related to deferred tax impact resulting from the decision to repatriate all cumulative historic undistributed foreign earnings for the three months and year ended December 31, 2014.
(g)	Includes a pre-tax impairment charge of $94 million for the year ended December 31, 2014, related to reducing the carrying value of OVEC to zero.
(h)	Includes a tax benefit of $35 millions for the year ended December 31, 2014, on the impairment related to reducing the carrying value of OVEC to zero.
(i)	Includes Commercial Power’s coal-fired plant production from plants not included the Disposal Group.
(j)	Includes costs to achieve the Progress merger of $33 milion for the three months ended December 31, 2014, and $198 million for the year ended December 31, 2014.
(k)	Includes costs to achieve the Progress Energy merger of $77 million for the three months ended December 31, 2013, and $352 million for the year ended December 31, 2013.
(l)	Includes a gain from asset sales of $105 million for the three months and year ended December 31, 2013.
(m)	Includes tax benefit related to costs to achieve the Progress merger of $13 million for the three months ended December 31, 2014, and $78 million for the year ended December 31, 2014.
(n)	Includes tax benefit related to costs to achieve the Progress merger of $27 million for the three months ended December 31, 2013, and $113 million for the year ended December 31, 2013.
(o)	Includes tax expense of $40 million for the three months and year ended December 31, 2013, on a gain from asset sales.

DUKE ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Years Ended December 31,
	2014	2013	2012
Operating Revenues
Regulated electric	$21,550	$20,329	$15,515
Nonregulated electric, natural gas, and other	1,802	1,916	1,928
Regulated natural gas	573	511	469

Total operating revenues	23,925	22,756	17,912

Operating Expenses
Fuel used in electric generation and purchased power - regulated	7,686	7,108	5,582
Fuel used in electric generation and purchased power - nonregulated	533	540	651
Cost of natural gas and other	248	224	215
Operation, maintenance and other	5,856	5,673	4,787
Depreciation and amortization	3,066	2,668	2,145
Property and other taxes	1,213	1,274	965
Impairment charges	81	399	666

Total operating expenses	18,683	17,886	15,011

Gains (Losses) on Sales of Other Assets and Other, net	16	(16)	10

Operating Income	5,258	4,854	2,911

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	130	122	148
Gains on sales of unconsolidated affiliates	17	100	22
Other income and expenses, net	351	262	397

Total other income and expenses	498	484	567

Interest Expense	1,622	1,543	1,244

Income From Continuing Operations Before Income Taxes	4,134	3,795	2,234
Income Tax Expense from Continuing Operations	1,669	1,205	623

Income From Continuing Operations	2,465	2,590	1,611

(Loss) Income From Discontinued Operations, net of tax	(576)	86	171

Net Income	1,889	2,676	1,782
Less: Net Income Attributable to Noncontrolling Interests	6	11	14

Net Income Attributable to Duke Energy Corporation	$1,883	$2,665	$1,768

Earnings Per Share—Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$3.46	$3.64	$2.77
Diluted	$3.46	$3.63	$2.77
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.80)	$0.13	$0.30
Diluted	$(0.80)	$0.13	$0.30
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$2.66	$3.77	$3.07
Diluted	$2.66	$3.76	$3.07
Weighted-average shares outstanding
Basic	707	706	574
Diluted	707	706	575

DUKE ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31,	December 31,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$2,036	$1,501
Short-term investments	—	44
Receivables (net of allowance for doubtful accounts of $17 at December 31, 2014 and $30 at December 31, 2013)	791	1,286
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $51 at December 31, 2014 and $43 at December 31, 2013)	1,973	1,719
Inventory	3,459	3,250
Assets held for sale	364	—
Regulatory assets	1,115	895
Other	1,837	1,821

Total current assets	11,575	10,516

Investments and Other Assets
Investments in equity method unconsolidated affiliates	358	390
Nuclear decommissioning trust funds	5,546	5,132
Goodwill	16,321	16,340
Assets held for sale	2,642	107
Other	3,008	3,432

Total investments and other assets	27,875	25,401

Property, Plant and Equipment
Cost	104,861	103,115
Accumulated depreciation and amortization	(34,824)	(33,625)
Generation facilities to be retired, net	9	—

Net property, plant and equipment	70,046	69,490

Regulatory Assets and Deferred Debits
Regulatory assets	11,042	9,191
Other	171	181

Total regulatory assets and deferred debits	11,213	9,372

Total Assets	$120,709	$114,779

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,271	$2,391
Notes payable and commercial paper	2,514	839
Taxes accrued	569	551
Interest accrued	418	440
Current maturities of long-term debt	2,807	2,104
Liabilities associated with assets held for sale	262	7
Regulatory liabilities	204	316
Other	2,188	1,996

Total current liabilities	11,233	8,644

Long-term Debt	37,213	38,152

Deferred Credits and Other Liabilities
Deferred income taxes	13,423	12,097
Investment tax credits	427	442
Accrued pension and other post-retirement benefit costs	1,145	1,322
Liabilities associated with assets held for sale	35	66
Asset retirement obligations	8,466	4,950
Regulatory liabilities	6,193	5,949
Other	1,675	1,749

Total deferred credits and other liabilities	31,364	26,575

Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 707 million and 706 million shares outstanding at December 31, 2014 and December 31, 2013, respectively	1	1
Additional paid-in capital	39,405	39,365
Retained earnings	2,012	2,363
Accumulated other comprehensive loss	(543)	(399)

Total Duke Energy Corporation stockholders’ equity	40,875	41,330
Noncontrolling interests	24	78

Total equity	40,899	41,408

Total Liabilities and Equity	$120,709	$114,779

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,889	$2,676
Adjustments to reconcile net income to net cash provided by operating activities:	4,697	3,706

Net cash provided by operating activities	6,586	6,382

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(5,373)	(4,978)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(678)	(1,327)

Net increase in cash and cash equivalents	535	77
Cash and cash equivalents at beginning of period	1,501	1,424

Cash and cash equivalents at end of period	$2,036	$1,501

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 2014 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2013 QTD Reported Earnings Per Share, Diluted	$0.81	$0.15	$(0.05)	$0.05	$0.97

Crystal River Unit 3 Charges	0.05	—	—	—	0.05
Costs to Achieve, Progress Merger	—	—	—	0.06	0.06
Asset Sales	—	—	0.02	(0.09)	(0.07)
Litigation Reserve	—	—	—	(0.02)	(0.02)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.03	(0.01)	0.02
Discontinued Operations					(0.01)

2013 QTD Adjusted Earnings Per Share, Diluted	$0.86	$0.15	$—	$(0.01)	$1.00

Pricing and Riders (a)	0.05	—	—	—	0.05

Volume	(0.01)	—	—	—	(0.01)

Operation and Maintenance, net of recoverables (b)	(0.10)	—	—	—	(0.10)

Latin America, including Foreign Exchange Rates (c)	—	(0.06)	—	—	(0.06)

National Methanol Company	—	0.01	—	—	0.01

Midwest Generation (d)	—	—	0.02	—	0.02

Duke Energy Renewables	—	—	0.02	—	0.02

Interest Expense	—	—	—	0.01	0.01

Change in effective income tax rate	0.04	—	—	(0.06)	(0.02)

Other (e)	(0.06)	—	0.01	(0.01)	(0.06)

2014 QTD Adjusted Earnings Per Share, Diluted	$0.78	$0.10	$0.05	$(0.07)	$0.86

International Tax Adjustment	—	(0.53)	—	—	(0.53)
Litigation Reserve	(0.14)	—	—	—	(0.14)
Costs to Achieve, Progress Merger	—	—	—	(0.03)	(0.03)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.04)	—	(0.04)
Discontinued Operations			0.02		0.02

2014 QTD Reported Earnings Per Share, Diluted	$0.64	$(0.43)	$0.03	$(0.10)	$0.14

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

Note 3: Prior period reflects reclassifications due to the impact of discontinued operations.

(a)	Primarily due to the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.01), the implementation of the year two step-up from the 2013 rate case for Duke Energy Progress (+$0.01) and the January 1, 2014 implementation of new rates for Duke Energy Florida (+$0.01).
(b)	Primarily due to lower benefit from the prior-year adoption of nuclear outage levelization costs (-$0.06) and the timing of fossil plant outages (-$0.06).
(c)	Primarily driven by unfavorable results in Brazil (-$0.06) due to lower volumes and higher purchased power costs resulting from poor hydrology.
(d)	Primarily due to higher PJM capacity revenues (+$0.05), partially offset by higher operations and maintenance costs for Midwest generation operations (-$0.02) due to outage costs.
(e)	Amount for Regulated Utilities includes higher non-income taxes (-$0.05) and an increase in depreciation and amortization expense (-$0.03) primarily due to the prior-year reduction in the cost of removal component of amortization expense for Duke Energy Florida, partially offset by higher wholesale net margins, including new contracts (+$0.01).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 2014 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2013 YTD Reported Earnings Per Share, Diluted	$3.54	$0.58	$(0.13)	$(0.34)	$3.76

Crystal River Unit 3 Charges	0.31	—	—	—	0.31
Nuclear Development Charges	0.08	—	—	—	0.08
Costs to Achieve, Progress Merger	—	—	—	0.26	0.26
Litigation Reserve	—	—	—	0.02	0.02
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.13	(0.02)	0.11
Asset Sales	—	—	0.02	(0.09)	(0.07)
Discontinued Operations					(0.11)

2013 YTD Adjusted Earnings Per Share, Diluted	$3.93	$0.58	$0.02	$(0.17)	$4.36

Weather	0.20	—	—	—	0.20

Pricing and Riders (a)	0.31	—	—	—	0.31

Volumes	0.02	—	—	—	0.02

Operation and Maintenance, net of recoverables (b)	(0.10)	—	—	—	(0.10)

National Methanol Company	—	0.01	—	—	0.01

Midwest Generation (c)	—	—	0.07	—	0.07

Duke Energy Renewables (d)	—	—	0.06	—	0.06

Interest Expense (e)	(0.10)	—	(0.01)	0.01	(0.10)

Change in effective income tax rate	0.13	—	(0.01)	(0.12)	—

Other (f)(g)(h)(i)	(0.29)	0.02	0.03	(0.04)	(0.28)

2014 YTD Adjusted Earnings Per Share, Diluted	$4.10	$0.61	$0.16	$(0.32)	$4.55

International Tax Adjustment	—	(0.53)	—	—	(0.53)
Costs to Achieve, Progress Merger	—	—	—	(0.18)	(0.18)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.16)	—	(0.16)
Litigation Reserve	(0.14)	—	—	—	(0.14)
Asset Impairment	—	—	(0.08)	—	(0.08)
Economic Hedges (Mark-to-Market)	—	—	(0.01)	—	(0.01)
Asset Sales	—	—	—	0.01	0.01
Discontinued Operations			0.02		(0.80)

2014 YTD Reported Earnings Per Share, Diluted	$3.96	$0.08	$(0.07)	$(0.49)	$2.66

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

Note 3: Prior period reflects reclassifications due to the impact of discontinued operations.

(a)	Primarily due to the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.20), the implementation of the year one and year two step-up from the 2013 rate case for Duke Energy Progress (+$0.08), the January 1, 2014 implementation of revised base rates for Duke Energy Florida (+$0.04), and the May 2013 implementation of revised electric distribution rates for Duke Energy Ohio (+$0.02).
(b)	Primarily due to higher storm costs (-$0.06), the timing of fossil plant outages (-$0.06) and lower benefit from the prior-year adoption of nuclear outage cost levelization (-$0.05), partially offset by favorable employee benefit costs (+$0.06).
(c)	Primarily due to higher PJM capacity revenues (+$0.12), partially offset by lower coal generation margins (-$0.05) and lower results at Duke Energy Retail (-$0.03).
(d)	Primarily due to higher production of the wind and solar portfolio, lower operating costs and additional renewables investments.
(e)	Amount for Regulated Utilities is primarily due to the discontinuation of booking a post in-service debt return on projects that are now reflected in customer rates.
(f)	Amount for Regulated Utilities includes an increase in depreciation and amortization expense (-$0.23) due to higher depreciable base and the prior-year reduction in the cost of removal component of amortization expense for Duke Energy Florida, higher non-income taxes (-$0.09) and lower AFUDC-equity (-$0.03), partially offset by increased wholesale net margins, including new contracts (+$0.06).
(g)	Amount for International Energy is primarily due to higher interest income related to a prior-year leveraged distribution.
(h)	Amount for Commercial Power is primarily due to prior-year litigation costs (+$0.01) and lower governance costs (+$0.01).
(i)	Amount for Other is due to unfavorable captive insurance loss experience.

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2014

	Three Months Ended				Years Ended
	December 31				December 31
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	18,284	18,597	(1.7%)	(2.2%)	83,348	80,593	3.4%	(0.1%)
General Service	18,274	18,350	(0.4%)	0.7%	76,640	75,513	1.5%	1.0%
Industrial	12,799	12,590	1.7%	2.7%	51,772	51,056	1.4%	1.0%
Other Energy Sales	154	152	1.3%		609	603	1.0%
Unbilled Sales	416	33	1160.6%	N/A	(504)	(275)	(83.3%)	N/A

Total Retail Sales	49,927	49,722	0.4%	0.1%	211,865	207,490	2.1%	0.6%

Special Sales	8,344	8,486	(1.7%)		35,522	34,750	2.2%

Total Consolidated Electric Sales - Regulated Utilities	58,271	58,208	0.1%		247,387	242,240	2.1%

Average Number of Customers (Electric)
Residential	6,314,356	6,238,814	1.2%		6,281,841	6,214,393	1.1%
General Service	946,153	939,368	0.7%		942,919	936,370	0.7%
Industrial	18,252	18,433	(1.0%)		18,299	18,572	(1.5%)
Other Energy Sales	22,896	22,371	2.3%		22,658	22,206	2.0%

Total Regular Sales	7,301,657	7,218,986	1.1%		7,265,717	7,191,541	1.0%

Special Sales	61	59	3.4%		62	60	3.3%

Total Average Number of Customers - Regulated Utilities	7,301,718	7,219,045	1.1%		7,265,779	7,191,601	1.0%

Heating and Cooling Degree Days (3)
Carolinas - Actual
Heating Degree Days	1,229	1,179	4.2%		3,364	3,193	5.4%
Cooling Degree Days	56	62	(9.7%)		1,591	1,417	12.3%

Variance from Normal
Heating Degree Days	4.8%	(1.3%)	n/a		11.2%	3.6%	n/a
Cooling Degree Days	14.6%	15.1%	n/a		(4.2%)	(15.1%)	n/a

Midwest - Actual
Heating Degree Days	2,064	2,071	(0.3%)		5,893	5,404	9.0%
Cooling Degree Days	10	25	(60.0%)		928	1,077	(13.8%)

Variance from Normal
Heating Degree Days	10.8%	9.9%	n/a		18.2%	6.8%	n/a
Cooling Degree Days	(52.4%)	8.7%	n/a		(21.4%)	(8.2%)	n/a

Florida - Actual
Heating Degree Days	233	92	153.3%		651	430	51.4%
Cooling Degree Days	409	582	(29.7%)		3,111	3,249	(4.2%)

Variance from Normal
Heating Degree Days	9.9%	(58.9%)	n/a		3.7%	(34.6%)	n/a
Cooling Degree Days	(9.7%)	26.5%	n/a		(2.5%)	1.9%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2014

	Three Months Ended December 31				Years Ended December 31
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	6,039	6,021	0.3%		27,976	26,895	4.0%
General Service	6,736	6,649	1.3%		28,421	27,764	2.4%
Industrial	5,347	5,204	2.7%		21,577	21,070	2.4%
Other Energy Sales	77	74	4.1%		303	293	3.4%
Unbilled Sales	168	358	(53.1%)		(324)	(154)	(110.4%)

Total Regular Electric Sales	18,367	18,306	0.3%	0.5%	77,953	75,868	2.7%	0.8%

Special Sales	1,928	2,101	(8.2%)		9,692	9,922	(2.3%)

Total Consolidated Electric Sales - Duke Energy Carolinas	20,295	20,407	(0.5%)		87,645	85,790	2.2%

Average Number of Customers
Residential	2,100,086	2,076,363	1.1%		2,089,299	2,068,329	1.0%
General Service	342,725	340,283	0.7%		341,616	339,109	0.7%
Industrial	6,505	6,551	(0.7%)		6,519	6,600	(1.2%)
Other Energy Sales	14,921	14,480	3.0%		14,693	14,403	2.0%

Total Regular Sales	2,464,237	2,437,677	1.1%		2,452,127	2,428,441	1.0%

Special Sales	26	22	18.2%		26	23	13.0%

Total Average Number of Customers - Duke Energy Carolinas	2,464,263	2,437,699	1.1%		2,452,153	2,428,464	1.0%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	1,282	1,260	1.7%		3,517	3,375	4.2%
Cooling Degree Days	44	50	(12.0%)		1,485	1,318	12.7%

Variance from Normal
Heating Degree Days	3.9%	0.3%	n/a		11.3%	4.7%	n/a
Cooling Degree Days	15.8%	19.0%	n/a		(6.1%)	(17.2%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2014

	Three Months Ended				Years Ended
	December 31				December 31
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	3,926	3,948	(0.6%)		18,201	17,323	5.1%
General Service	3,618	3,628	(0.3%)		15,385	15,066	2.1%
Industrial	2,505	2,538	(1.3%)		10,321	10,624	(2.9%)
Other Energy Sales	29	30	(3.3%)		117	120	(2.5%)
Unbilled Sales	359	93	286.0%		41	(12)	441.7%

Total Regular Electric Sales	10,437	10,237	2.0%	0.2%	44,065	43,121	2.2%	(0.8%)

Special Sales	5,040	4,206	19.8%		18,806	17,083	10.1%

Total Consolidated Electric Sales - Duke Energy Progress	15,477	14,443	7.2%		62,871	60,204	4.4%

Average Number of Customers
Residential	1,264,131	1,247,807	1.3%		1,257,007	1,242,328	1.2%
General Service	224,209	222,146	0.9%		223,287	221,553	0.8%
Industrial	4,253	4,318	(1.5%)		4,272	4,357	(2.0%)
Other Energy Sales	1,696	1,778	(4.6%)		1,721	1,801	(4.4%)

Total Regular Sales	1,494,289	1,476,049	1.2%		1,486,287	1,470,039	1.1%

Special Sales	15	15	0.0%		15	15	0.0%

Total Average Number of Customers - Duke Energy Progress	1,494,304	1,476,064	1.2%		1,486,302	1,470,054	1.1%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	1,176	1,098	7.1%		3,210	3,011	6.6%
Cooling Degree Days	67	73	(8.2%)		1,696	1,515	11.9%

Variance from Normal
Heating Degree Days	5.7%	(2.9%)	n/a		11.2%	2.4%	n/a
Cooling Degree Days	11.9%	14.3%	n/a		(2.3%)	(13.3%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2014

	Three Months Ended December 31				Years Ended December 31
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	4,349	4,560	(4.6%)		19,003	18,508	2.7%
General Service	3,675	3,767	(2.4%)		14,945	14,877	0.5%
Industrial	823	797	3.3%		3,267	3,206	1.9%
Other Energy Sales	7	7	0.0%		25	25	0.0%
Unbilled Sales	(427)	(644)	33.7%		34	(161)	121.1%

Total Regular Sales	8,427	8,487	(0.7%)	(0.8%)	37,274	36,455	2.2%	0.7%

Special Sales	225	355	(36.6%)		1,429	1,519	(5.9%)

Total Electric Sales - Duke Energy Florida	8,652	8,842	(2.1%)		38,703	37,974	1.9%

Average Number of Customers
Residential	1,510,309	1,484,061	1.8%		1,500,729	1,478,035	1.5%
General Service	191,876	190,298	0.8%		191,142	189,265	1.0%
Industrial	2,261	2,318	(2.5%)		2,275	2,342	(2.9%)
Other Energy Sales	1,547	1,559	(0.8%)		1,551	1,564	(0.8%)

Total Regular Sales	1,705,993	1,678,236	1.7%		1,695,697	1,671,206	1.5%

Special Sales	12	15	(20.0%)		14	15	(6.7%)

Total Average Number of Customers - Duke Energy Florida	1,706,005	1,678,251	1.7%		1,695,711	1,671,221	1.5%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	233	92	153.3%		651	430	51.4%
Cooling Degree Days	409	582	(29.7%)		3,111	3,249	(4.2%)

Variance from Normal
Heating Degree Days	9.9%	(58.9%)	n/a		3.7%	(34.6%)	n/a
Cooling Degree Days	(9.7%)	26.5%	n/a		(2.5%)	1.9%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2014

	Three Months Ended December 31				Years Ended December 31
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	1,907	1,958	(2.6%)		8,831	8,719	1.3%
General Service	2,253	2,281	(1.2%)		9,526	9,447	0.8%
Industrial	1,462	1,455	0.5%		5,963	5,771	3.3%
Other Energy Sales	27	28	(3.6%)		111	112	(0.9%)
Unbilled Sales	160	76	110.5%		(82)	(6)	(1266.7%)

Total Regular Electric Sales	5,809	5,798	0.2%	(0.7%)	24,349	24,043	1.3%	1.7%

Special Sales	158	192	(17.7%)		386	514	(24.9%)

Total Electric Sales - Duke Energy Ohio	5,967	5,990	(0.4%)		24,735	24,557	0.7%

Average Number of Customers
Residential	743,251	739,369	0.5%		741,800	737,399	0.6%
General Service	86,881	86,327	0.6%		86,522	86,188	0.4%
Industrial	2,534	2,531	0.1%		2,525	2,547	(0.9%)
Other Energy	3,191	3,066	4.1%		3,179	2,965	7.2%

Total Regular Sales	835,857	831,293	0.5%		834,026	829,099	0.6%

Special Sales	1	1	0.0%		1	1	0.0%

Total Average Number of Electric Customers - Duke Energy Ohio	835,858	831,294	0.5%		834,027	829,100	0.6%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	1,927	1,931	(0.2%)		5,455	5,092	7.1%
Cooling Degree Days	13	25	(48.0%)		1,024	1,070	(4.3%)

Variance from Normal
Heating Degree Days	6.6%	5.5%	n/a		13.1%	4.0%	n/a
Cooling Degree Days	(35.0%)	8.7%	n/a		(13.1%)	(8.9%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

December 2014

	Three Months Ended December 31				Years Ended December 31
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

MCF Sales (1)
Residential	9,686,129	9,359,700	3.5%		41,040,532	37,840,736	8.5%
General Service	6,205,202	5,873,264	5.7%		25,541,023	23,329,465	9.5%
Industrial	1,953,376	1,677,360	16.5%		7,379,010	6,311,201	16.9%
Other Energy Sales	5,430,602	5,897,994	(7.9%)		21,047,330	21,496,630	(2.1%)
Unbilled Sales	3,295,000	4,864,000	(32.3%)		(1,732,000)	136,000	(1373.5%)

Total Gas Sales - Duke Energy Ohio	26,570,309	27,672,318	(4.0%)	2.9%	93,275,895	89,114,032	4.7%	1.6%

Average Number of Customers
Residential	473,956	471,390	0.5%		472,940	469,887	0.6%
General Service	43,648	43,502	0.3%		43,446	43,351	0.2%
Industrial	1,631	1,643	(0.7%)		1,629	1,635	(0.4%)
Other Energy	145	162	(10.5%)		152	165	(7.9%)

Total Average Number of Gas Customers - Duke Energy Ohio	519,380	516,697	0.5%		518,167	515,038	0.6%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	1,927	1,931	(0.2%)		5,455	5,092	7.1%
Cooling Degree Days	13	25	(48.0%)		1,024	1,070	(4.3%)

Variance from Normal
Heating Degree Days	6.6%	5.5%	n/a		13.1%	4.0%	n/a
Cooling Degree Days	(35.0%)	8.7%	n/a		(13.1%)	(8.9%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2014

	Three Months Ended				Years Ended
	December 31				December 31
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	2,063	2,110	(2.2%)		9,337	9,148	2.1%
General Service	1,992	2,025	(1.6%)		8,363	8,359	0.0%
Industrial	2,662	2,596	2.5%		10,644	10,385	2.5%
Other Energy Sales	14	13	7.7%		53	53	0.0%
Unbilled Sales	156	150	4.0%		(173)	58	(398.3%)

Total Regular Electric Sales	6,887	6,894	(0.1%)	0.7%	28,224	28,003	0.8%	1.2%

Special Sales	993	1,632	(39.2%)		5,209	5,712	(8.8%)

Total Electric Sales - Duke Energy Indiana	7,880	8,526	(7.6%)		33,433	33,715	(0.8%)

Average Number of Customers
Residential	696,579	691,214	0.8%		693,006	688,302	0.7%
General Service	100,462	100,314	0.1%		100,352	100,255	0.1%
Industrial	2,699	2,715	(0.6%)		2,708	2,726	(0.7%)
Other Energy	1,541	1,488	3.6%		1,514	1,473	2.8%

Total Regular Sales	801,281	795,731	0.7%		797,580	792,756	0.6%

Special Sales	7	6	16.7%		6	6	0.0%

Total Average Number of Electric Customers - Duke Energy Indiana	801,288	795,737	0.7%		797,586	792,762	0.6%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	2,200	2,212	(0.5%)		6,330	5,716	10.7%
Cooling Degree Days	7	25	(72.0%)		832	1,083	(23.2%)

Variance from Normal
Heating Degree Days	14.7%	14.1%	n/a		23.1%	9.5%	n/a
Cooling Degree Days	(66.7%)	4.2%	n/a		(29.7%)	(7.4%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

DUKE ENERGY CORPORTATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Litigation Reserve		International Tax Adjustment		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$551	$—		$—		$(102	)G	$—		$—		$(102)	$449
International Energy	72	—		—		—		(373	)D	—		(373)	(301)
Commercial Power	32	—		(32	)B	—		—		15	F	(17)	15

Total Reportable Segment Income	655	—		(32)		(102)		(373)		15		(492)	163
Other	(45)	(20	)A	—		—		—		—		(20)	(65)
Intercompany Eliminations	—	—		—		—		—		(3	)E	(3)	(3)

Total Reportable Segment Income and Other Net Expense	610	(20)		(32)		(102)		(373)		12		(515)	95
Discontinued Operations	—	—		32	B	—		—		(30	)C	2	2

Net Income (Loss) Attributable to Duke Energy Corporation	$610	$(20)		$—		$(102)		$(373)		$(18)		$(513)	$97

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.86	$(0.03)		$—		$(0.14)		$(0.53)		$(0.02)		$(0.72)	$0.14

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.86	$(0.03)		$—		$(0.14)		$(0.53)		$(0.02)		$(0.72)	$0.14

A -	Net of $13 million tax benefit. $33 million recorded in Operating Expenses on the Consolidated Statements of Operations.
B -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $20 million tax benefit).
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes the adjustment to the impairment of the nonregulated Midwest generation business, the mark-to-market of economic hedges of the nonregulated Midwest generation business, and certain costs associated with a contract settlement.
D -	Deferred tax impact resulting from the decision to repatriate International Energy’s historic undistributed foreign earnings, included within Income Tax Expense on the Consolidated Statement of Operations.
E -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
F -	State tax benefit resulting from the planned disposition of the nonregulated Midwest generation business.
G -	Recorded within Operating, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Asset Impairment		Midwest Generation Operations		Litigation Reserve		Asset Sales		International Tax Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,897	$—		$—		$—		$(102	)J	$—		$—		$—		$—		$(102)	$2,795
International Energy	428	—		—		—		—		—		(373	)H	—		—		(373)	55
Commercial Power	109	—		(59	)F	(114	)C	—		—		—		(6	)B	15	I	(164)	(55)

Total Reportable Segment Income	3,434	—		(59)		(114)		(102)		—		(373)		(6)		15		(639)	2,795
Other	(216)	(127	)A	—		—		—		9	E	—		—		—		(118)	(334)
Intercompany Eliminations	—	—		—		—		—		—		—		—		(10	)G	(10)	(10)

Total Reportable Segment Income and Other Net Expense	3,218	(127)		(59)		(114)		(102)		9		(373)		(6)		5		(767)	2,451
Discontinued Operations	—	—		—		114	C	—		—		—		—		(682	)D	(568)	(568)

Net Income (Loss) Attributable to Duke Energy Corporation	$3,218	$(127)		$(59)		$—		$(102)		$9		$(373)		$(6)		$(677)		$(1,335)	$1,883

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$4.55	$(0.18)		$(0.08)		$—		$(0.14)		$0.01		$(0.53)		$(0.01)		$(0.96)		$(1.89)	$2.66

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.55	$(0.18)		$(0.08)		$—		$(0.14)		$0.01		$(0.53)		$(0.01)		$(0.96)		$(1.89)	$2.66

A -	Net of $78 million tax benefit. $5 million recorded as a decrease in Operating Revenues, $198 million recorded within Operating Expenses and $2 million recorded within Interest Expense on the Consolidated Statements of Operations.
B -	Net of $3 million tax benefit. Recorded within Operating Revenues on the Consolidated Statements of Operations.
C -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $71 million tax benefit).
D -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes the impairment of the nonregulated Midwest generation business, the mark-to-market of economic hedges of the nonregulated Midwest generation business and certain costs associated with a contract settlement.
E -	Net of $5 million tax expense. Recorded in Other Income and Expenses on the Consolidated Statements of Operations.
F -	Net of $35 million tax benefit. Recorded in impairment charges on the Consolidated Statements of Operations.
G -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
H -	Deferred tax impact resulting from the decision to repatriate International Energy’s historic undistributed foreign earnings, included within Income Tax Expense on the Consolidated Statement of Operations.
I -	State tax benefit resulting from the planned disposition of the nonregulated Midwest generation business.
J -	Recorded within Operating, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment and also relate to existing derivative positions that may have tenors beyond the planned disposal date of the nonregulated Midwest generation business. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the nonregulated Midwest generation business as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management has excluded settlements of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the loss on disposal of these assets. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Litigation Reserve		Crystal River Unit 3 Impairment		Midwest Generation Operations		Asset Sales		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$607	$—		$—		$(35	)D	$—		$—		$—		$(35)	$572
International Energy	108	—		—		—		—		—		—		—	108
Commercial Power	(3)	—		—		—		(16	)C	(15	)B	—		(31)	(34)

Total Reportable Segment Income	712	—		—		(35)		(16)		(15)		—		(66)	646
Other	(5)	(45	)A	17	E	—		8	C	65	F	—		45	40
Intercompany Eliminations	—	—		—		—		—		—		(2	)G	(2)	(2)

Total Reportable Segment Income and Other Net Expense	707	(45)		17		(35)		(8)		50		(2)		(23)	684
Discontinued Operations	—	—		—		—		8	C	—		(4	)H	4	4

Net Income (Loss) Attributable to Duke Energy Corporation	$707	$(45)		$17		$(35)		$—		$50		$(6)		$(19)	$688

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.00	$(0.06)		$0.02		$(0.05)		$—		$0.07		$(0.01)		$(0.03)	$0.97

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.00	$(0.06)		$0.02		$(0.05)		$—		$0.07		$(0.01)		$(0.03)	$0.97

A -	Net of $27 million tax benefit. $6 million recorded as a increase in Operating Revenues, $77 million recorded in Operating Expenses and $1 million recorded within Interest Expense on the Consolidated Statements of Operations.
B -	Net of $9 million tax benefit. Recorded in Gain (Loss) on Sales of Other Assets on the Consolidated Statement of Operations.
C -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $12 million tax benefit) and Other segment (net of $10 million tax benefit).
D -	Net of $22 million tax benefit. $8 million recorded as a decrease in Operating Revenues and $49 million recorded within Operating Expenses on the Consolidated Statement of Operations.
E -	Net of $11 million tax expense. Recorded in Operations, maintenance, and other (Operating Expenses) on the Consolidated Statement of Operations.
F -	Net of $40 million tax expense. Recorded in Other Income and Expenses on the Consolidated Statements of Operations.
G -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
H -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statement of Operations. Includes mark-to-market of economic hedges of the nonregulated Midwest generations business.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Nuclear Development Charges		Litigation Reserve		Crystal River Unit 3 Impairment		Midwest Generation Operations		Asset Sales		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,776	$—		$(57	)B	$—		$(215	)F	$—		$—		$—		$(272)	$2,504
International Energy	408	—		—		—		—		—		—		—		—	408
Commercial Power	15	—		—		—		—		(88	)C	(15	)I	—		(103)	(88)

Total Reportable Segment Income	3,199	—		(57)		—		(215)		(88)		(15)		—		(375)	2,824
Other	(119)	(184	)A	—		(14	)H	—		14	C	65	E	—		(119)	(238)
Intercompany Eliminations	—	—		—		—		—		—		—		(12	)G	(12)	(12)

Total Reportable Segment Income and Other Net Expense	3,080	(184)		(57)		(14)		(215)		(74)		50		(12)		(506)	2,574
Discontinued Operations	—	—		—		—		—		74	C	—		17	D	91	91

Net Income (Loss) Attributable to Duke Energy Corporation	$3,080	$(184)		$(57)		$(14)		$(215)		$—		$50		$5		$(415)	$2,665

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$4.36	$(0.26)		$(0.08)		$(0.02)		$(0.31)		$—		$0.07		$0.01		$(0.59)	$3.77

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.36	$(0.26)		$(0.08)		$(0.02)		$(0.31)		$—		$0.07		$—		$(0.60)	$3.76

A -	Net of $113 million tax benefit. $57 million recorded as a increase in Operating Revenues, $352 million recorded within Operating Expenses and $2 million recorded within Interest Expense on the Consolidated Statements of Operations.
B -	Net of $30 million tax benefit. Recorded within Impairment Charges (Operating Expenses) on the Consolidated Statements of Operations.
C -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $45 million tax benefit) and Other segment (net of $14 million tax benefit).
D -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes the impairment of the nonregulated Midwest generation business and the mark-to-market of economic hedges of the nonregulated Midwest generation business.
E -	Net of $40 million tax expense. Recorded in Other Income and Expenses on the Consolidated Statements of Operations.
F -	Net of $137 million tax benefit. $8 millions recorded as a decrease in Operating Revenues and $344 million recorded within Operating Expenses on the Consolidated Statement of Operations.
G -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
H -	Net of $8 million tax benefit. Recorded in Operations, maintenance, and other (Operating Expenses) on the Consolidated Statement of Operations.
I -	Net of $9 million tax benefit. Recorded in Gain (Loss) on Sales of Other Assets on the Consolidated Statement of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three and Twelve Months Ended December 31, 2014

(Dollars in millions)

	Three Months Ended December 31, 2014			Twelve Months Ended December 31, 2014
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$873			$4,715
Costs-to-Achieve, Progress Energy Merger	(33)			(205)
Midwest Generation Operations	(52)			(185)
Litigation Reserve	(102)			(102)
Asset Impairment	—			(94)
Economic Hedges (Mark-to-Market)	—			(9)
Asset Sales	—			14

Reported Income From Continuing Operations Before Income Taxes	$686			$4,134

Adjusted Tax Expense*	$263	30.1	%**	$1,493	31.7	%**
International Tax Adjustment	373			373
Costs-to-Achieve, Progress Energy Merger	(13)			(78)
Midwest Generation Operations	(20)			(71)
Asset Impairment	—			(35)
Economic Hedges (Mark-to-Market)	—			(3)
Tax Adjustment Related to Midwest Generation Sale	(15)			(15)
Asset Sales	—			5

Reported Income Tax Expense From Continuing Operations	$588	85.7%		$1,669	40.4%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pretax earnings and income tax expense, both adjusted for the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three and Twelve Months Ended December 31, 2013

(Dollars in millions)

	Three Months Ended December 31, 2013			Twelve Months Ended December 31, 2013
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$1,034			$4,605
Crystal River Unit 3 Impairment	(57)			(352)
Costs-to-Achieve, Progress Energy Merger	(72)			(297)
Midwest Generation Operations	(30)			(133)
Nuclear Development Charges	—			(87)
Litigation Reserve	28			(22)
Asset Sales	81			81

Reported Income From Continuing Operations Before Income Taxes	$984			$3,795

Adjusted Tax Expense*	$325	31.4	%**	$1,521	33.0	%**
Crystal River Unit 3 Impairment	(22)			(137)
Costs-to-Achieve, Progress Energy Merger	(27)			(113)
Midwest Generation Operations	(22)			(59)
Nuclear Development Charges	—			(30)
Litigation Reserve	11			(8)
Asset Sales	31			31

Reported Income Tax Expense From Continuing Operations	$296	30.1%		$1,205	31.8%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pretax earnings and income tax expense, both adjusted for the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.